UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2015 (November 20, 2015)

  _________________________

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Commercial Street

Sunnyvale, California 94086

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

The information included at Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

On November 24, 2015, Viveve Medical, Inc., a Yukon Territory corporation (the “Company”) issued 8,573,385 shares of common stock, no par value (the “Shares”), at a per share purchase price of $0.70 for gross proceeds of approximately $6,000,000 (the “Private Placement”), to twelve (12) accredited investors (the “Purchasers”), in connection with the closing of a private placement pursuant to the terms of a Securities Purchase Agreement, by and among the Company and the Purchasers, dated as of November 20, 2015 (the “Securities Purchase Agreement”). The co-placement agents Sterne Agee CRT and Maxim Group LLC received aggregate cash commissions equal to approximately $480,000, representing 8% of the gross proceeds received from the Private Placement. The net proceeds to the Company after the deduction of the placement agent commissions and other expenses were approximately $5,500,000. Purchasers in the offering included Stonepine Capital, L.P., Alta BioEquities L.P., an affiliate of director Dan Janney, Patricia Scheller, the Company’s Chief Executive Officer, and James Atkinson, the Company’s Chief Business Officer and President.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the Purchasers, dated as of November 20, 2015 (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the Shares on a registration statement to be filed with the Securities and Exchange Commission (the “Registration Statement”) within sixty (60) days after the closing of the offering (the “Filing Date”) and use its commercially reasonable efforts to cause the Registration Statement to be declared effective within ninety (90) days after the Filing Date (the “Effectiveness Date”). If the Company (i) does not file the Registration Statement by the Filing Date, (ii) does not obtain effectiveness of the Registration Statement by the Effectiveness Date or (iii) allows certain lapses in effectiveness (each an “Event”), the Company is obligated to pay to the Purchasers liquidated damages equal to 1.5% of the original subscription amount paid by the Purchasers upon the occurrence of an Event and for every seven (7) days after the occurrence of an Event until cured.

The Shares were issued in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. In determining that the issuance of the Shares qualified for an exemption under Rule 506 of Regulation D, the Company relied on the following facts: (i) all of the Purchasers were accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act and (ii) the Company did not use any form of general solicitation or advertising to offer the Shares.

The foregoing summary of the transactions contemplated by the Securities Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Securities Purchase Agreement and the Registration Rights Agreement, which are attached as Exhibits 10.1 and 10.2 hereto, and which are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of November 20, 2015, by and between the Company and each Purchaser*
10.2	Form of Registration Rights Agreement, dated as of November 20, 2015, by and between the Company and each Purchaser*

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEVE MEDICAL, INC.

Date: November 25, 2015	By:	/s/ Patricia Scheller
Patricia Scheller Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of November 20, 2015, by and between the Company and each Purchaser*
10.2	Form of Registration Rights Agreement, dated as of November 20, 2015, by and between the Company and each Purchaser*

* Filed herewith

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